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                                                                    EXHIBIT 3.16

                          CERTIFICATE OF INCORPORATION

                                       OF

                          IESI LA LANDFILL CORPORATION

     I, the undersigned natural person acting as an incorporator of a corporation (the "Company"), under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), do hereby adopt the following Certificate of Incorporation (the "Certificate") for the Company:

                                   ARTICLE ONE

     The name of the Company is IESI LA Landfill Corporation.

                                   ARTICLE TWO

     The registered office of the Company in the State of Delaware is located at 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its Registered Agent at the above address is The Corporation Trust Company.

                                  ARTICLE THREE

     The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                  ARTICLE FOUR

     The total number of shares of capital stock that the Company has authority to issue is 1,000 shares, which will be designated Common Stock, par value $.01 per share.

                                  ARTICLE FIVE

     The name and mailing address of the Incorporator are as follows:

               NAME                             ADDRESS

               Christopher V. Della Pietra      IESI Corporation
                                                2 Commerce
                                                Bayonne, New Jersey  07002

                                   ARTICLE SIX

     Unless, and except to the extent that, the By-Laws of the Company (the "By-Laws") so require, the election of directors need not be by written ballot.

                                  ARTICLE SEVEN

     A majority of the board of directors of the Company (the "Board of Directors") may from time to time adopt, amend or repeal the By-Laws, subject to the power of the stockholders to

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adopt any By-Laws or to amend or repeal any By-Laws adopted, amended or repealed by the Board of Directors.

                                  ARTICLE EIGHT

     To the fullest extent that the Delaware General Corporation Law, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director will be liable to the Company or its stockholders for monetary damage for breach of fiduciary duty as a director. Any repeal or amendment of this Article Eight will not adversely affect any limitation on the personal liability or alleged liability of a director arising from an act or omission of that director occurring prior to the time of such repeal or amendment.

     THE UNDERSIGNED INCORPORATOR, for the purposes of forming the corporation, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly has set his hand on October 1, 2000.

                                  /s/ Christopher V. Della Pietra
                                  -----------------------------------
                                  Christopher V. Della Pietra